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                            EXHIBIT 11

                  BIOGEN, INC. and SUBSIDIARIES
                Computation of Earnings Per Share
                           (unaudited)
             (in thousands, except per share amounts)


                                Three Months         Nine Months
                               Ended Sept. 30,      Ended Sept. 30,
                                1997       1996     1997       1996
Primary earnings per share

Weighted average number of
  shares outstanding . . . . . . .  74,003    71,594    73,719  71,403

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . .  . .   2,568     2,976     2,835     992
                                   -------   -------   ------- -------
  Total . . . . . . . . . . . . ..  76,571    74,570    76,554  72,395
                                   =======   =======   ======= =======

Net income . . . . . . . . . . . . $20,485   $45,052   $57,443 $32,301
                                   =======   =======   ======= =======
Primary earnings per
  share of common stock . . . .. . $  0.27   $  0.60   $  0.75  $ 0.45
                                   =======   =======   ======= =======

Fully diluted earnings per share (a)

Weighted average number of
  shares outstanding. . . . . .. .  74,003    71,594    73,719  71,403

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . .. .   2,568     4,466     2,853   1,489
                                   -------   -------   ------- -------
Total . . . . . . . . . . . . .. .  76,571    76,060    76,572  72,892
                                   =======   =======   ======= =======

Net income  . . . . . . . . . .  . $20,485  $ 45,052   $57,443 $32,301
                                   =======   =======   ======= =======

Fully diluted earnings
  per share of common stock . .  . $  0.27  $   0.59   $  0.75  $ 0.44
                                   =======   =======   =======  ======





(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.